EXHIBIT 10(d)(2)

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of December 29, 2011 (the “Amendment Date”), among IMPERIAL SUGAR COMPANY, a Texas corporation (“Parent”), IMPERIAL DISTRIBUTING, INC., a Delaware corporation (“Imperial Distributing”), IMPERIAL-SAVANNAH LP, a Delaware limited partnership (“Imperial Savannah”), RAGUS HOLDINGS, INC., a Delaware corporation (“Ragus”) (each of Parent, Imperial Distributing, Imperial Savannah and Ragus is, individually, a “Borrower” and they are, collectively “Borrowers”), the additional Subsidiaries of Parent party to this Amendment as Guarantors, the financial institutions party to this Amendment as Lenders, BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (“Agent”), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Lead Arranger and Book Manager.

R E C I T A L S:

A. Borrowers, Guarantors, Lenders and Agent are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of May 18, 2011 (as the same may be amended, restated, modified, extended or renewed from time to time, the “Credit Agreement”).

B. Borrowers, Guarantors, Lenders and Agent desire to amend the Credit Agreement in certain respects as provided in this Amendment.

NOW, THEREFORE, for good and valuable consideration hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.

SECTION 2. AMENDMENTS TO THE CREDIT AGREEMENT

Section 2.1 Addition of Defined Term “Alternate Trigger Period”. Section 1.1 of the Credit Agreement is hereby amended to add thereto the term “Alternate Trigger Period” (as a new defined term) and its definition, which term should be inserted into Section 1.1 in alphabetical order and which term and its definition shall read as follows:

Alternate Trigger Period: any period commencing on any date on or after December 29, 2011 (and before April 15, 2012) if and when Availability for any day is less than $20,000,000 or an Event of Default has occurred and is continuing and ending on the date when no Event of Default has occurred and is continuing and which is the earlier to occur of any date if and when the sum of Availability plus the Availability Block for such day is greater than $50,000,000 or April 15, 2012.

Section 2.2 Amendment to Definition of “Applicable Margin”. The definition of the term “Applicable Margin” is hereby amended and restated to read in its entirety as follows:

Applicable Margin: with respect to any Type of Loan, the margin set forth below, as determined by the Average Availability for the last calendar month:

Level	Average Availability	Base Rate Revolver Loans	LIBOR Revolver Loans
I	> $90,000,000	1.25%	2.50%
II	> $70,000,000 and < $90,000,000	1.50%	2.75%
III	> $40,000,000 and < $70,000,000	1.75%	3.00%
IV	< $40,000,000	2.00%	3.25%

Notwithstanding the foregoing, from December 29, 2011, through December 31, 2011, margins shall be determined as if Level IV were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the last calendar month, which change shall be effective on the first day of the calendar month following receipt. If, by the first day of a month, any financial statement or Compliance Certificate due in the preceding month has not been received, then, at the option of Agent or Required Lenders, the margins shall be determined as if Level IV were applicable, from such day until the first day of the calendar month following actual receipt. Notwithstanding anything to the contrary set forth in the table above, at all times after December 31, 2011, and from and after the initial date (if any) when (a) no Event of Default has occurred and is continuing and (b) the sum of Availability plus the Availability Block for any day is greater than $50,000,000, each of the percentages under the headings “Base Rate Revolver Loans” and “LIBOR Revolver Loans” set forth in the table above shall be reduced by 0.25%.

Section 2.3 Addition of Defined Term “Availability Block”. Section 1.1 of the Credit Agreement is hereby amended to add thereto the term “Availability Block” (as a new defined term) and its definition, which term shall be inserted into Section 1.1 in alphabetical order and which term and its definition shall read as follows:

Availability Block: the following amount, as applicable: (a) at any time other than during any Alternate Trigger Period, zero, and (b) at any time during any Alternate Trigger Period, $10,000,000.

Section 2.4 Amendment to Definition of “Availability Reserve”. The definition of the term “Availability Reserve” is hereby amended and restated to read in its entirety as follows:

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the LC Reserve; (d) the Bank Product Reserve; (e) the Dilution Reserve; (f) the aggregate amount of liabilities secured by Liens upon Collateral included in the Borrowing Base that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (g) the Availability Block; and (h) such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time (including, without limitation, reserves for Grower Liens and trusts created under PACA, and reserves for warehousemen’s or bailee’s charges) (provided that such reserves, as they relate to the Accounts Formula Amount and Inventory Formula Amount components of the Borrowing Base only, shall be established in a manner generally consistent with

Agent’s customary credit policies for asset-based credit facilities predicated upon Accounts and Inventory).

Section 2.5 Amendment to Definition of “Borrowing Base”. The definition of the term “Borrowing Base” is hereby amended and restated to read in its entirety as follows:

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve, minus the Availability Block; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, plus the Fixed Asset Formula Amount, minus the Availability Reserve.

Section 2.6 Amendment to Definition of “Dominion Event”. The definition of the term “Dominion Event” is hereby amended and restated to read in its entirety as follows:

Dominion Event: an occurrence or event which initiates (whether before, on or after the Closing Date) the commencement of a Trigger Period; provided, however, that Borrowers acknowledge and agree that a Dominion Event has occurred and exists as of the Closing Date and shall continue unless and until a Dominion Termination Event has occurred after the Closing Date.

Section 2.7 Amendment to definition of “Excluded Assets”. The definition of the term “Excluded Assets” is hereby amended and restated to read in its entirety as follows:

Excluded Assets: subject to the proviso below, (a) the Gramercy Assets, (b) the Gramercy Agreements, (c) any lease, license, contract, property right or agreement to which any Obligor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other Applicable Law or principles of equity), provided, however, that such security interest shall attach immediately to any portion of such lease, license, contract, property right or agreement that does not result in any of the consequences specified above, (d) any Equity Interests in any Joint Venture other than Wholesome Sweeteners, Incorporated, (e) Excluded Accounts, (f) Foreign Inventory, and (g) any Property subject to a Lien permitted by Section 10.2.2(b), (g) or (n); provided, however, that “Excluded Assets” shall not include any Accounts, Equipment or Inventory (other than Foreign Inventory) of any Borrower. For the avoidance of doubt, none of the Equity Interests in Wholesome Sweeteners, Incorporated shall constitute “Excluded Assets”.

Section 2.8 Amendment to Definition of “Fixed Asset Formula Amount”. The definition of the term “Fixed Asset Formula Amount” is hereby amended and restated to read in its entirety as follows:

Fixed Asset Formula Amount: subject to the proviso below, the sum of (a) 85% of the NOLV Percentage of the value of Borrowers’ Eligible Equipment determined from the most recent appraisal performed by an appraiser and on terms satisfactory to Agent plus (b) 50% of the fair market value of the Borrowers’ Eligible Real Estate determined from the most recent appraisal performed by an appraiser and on terms satisfactory to Agent; provided, however, that in no event shall the Fixed Asset Formula Amount at any time exceed the Maximum Fixed Asset Formula Amount at such time. For purposes of this definition, but subject to the further proviso below, the “Maximum Fixed Asset Formula

Amount” shall mean $40,000,000; provided, however, that (i) such amount shall be automatically and permanently reduced on a cumulative basis from time to time after the Closing Date (A) on July 1, 2011, in the amount of $700,000, (B) on the first day of each calendar quarter, commencing October 1, 2011, and continuing thereafter through the Revolver Termination Date, each of which reductions shall be in the amount of $1,428,000, (C) concurrently with each consummation of any Asset Disposition of Eligible Equipment or Eligible Real Estate, except to the extent that the Net Proceeds thereof are reinvested in similar replacement assets of equal or greater value used in the Ordinary Course of Business within 90 days after the date of such Asset Disposition, to the extent that the Fixed Asset Formula Amount attributable to such Eligible Equipment and/or Eligible Real Estate sold or otherwise disposed of exceeds $500,000 per Fiscal Year, by an amount equal to the Net Proceeds thereof, (D) concurrently with each (if any) voluntary reduction of the Revolver Commitments in accordance with Section 2.1.4(a), by an amount equal to 28.6% of the total amount by which the Revolver Commitments are reduced, and (E) on the earlier to occur of the Reduction Date or April 15, 2012, by the amount of $15,000,000, and (ii) the “Maximum Fixed Asset Formula Amount” as of any date on or after July 1, 2011, shall mean the remainder of $40,000,000 minus the cumulative amount of all such reductions as of such date. For the avoidance of doubt, nothing contained in clause (i)(C) above shall be construed as permitting any particular Asset Disposition, and reference is hereby made to Section 10.2.6 for purposes of determining the Asset Dispositions that are permitted under this Agreement.

Section 2.9 Addition of Defined Term “Reduction Date”. Section 1.1 of the Credit Agreement is hereby amended to add thereto the term “Reduction Date” (as a new defined term) and its definition, which term should be inserted into Section 1.1 in alphabetical order and which term and its definition shall read as follows:

Reduction Date: means as such term is defined on First Amendment Schedule A attached hereto and incorporated herein by reference.

Section 2.10 Amendment to Definition of “Trigger Period”. The definition of the term “Trigger Period” is hereby amended and restated to read in its entirety as follows:

Trigger Period: the period (a) except as provided in clause (b) and clause (c) below, (i) commencing on the initial day that an Event of Default occurs or that Availability is less than $25,000,000 at any time, and (ii) continuing until, for each day during any period of three consecutive calendar months, no Event of Default has existed and Availability has been greater than $40,000,000 at all times, (b) for purposes of Section 10.3.1 only, (i) commencing on (A) the earlier to occur of the initial date when the sum of Availability plus the Availability Block for any day is greater than $50,000,000 or April 15, 2012, and (B) when an Event of Default occurs or when Availability is less than $20,000,000 at any time or is less than $25,000,000 for a period of any five (5) consecutive Business Days (for the avoidance of doubt, each of clause (A) and (B) preceding must occur as a condition to the occurrence of the commencement date for purposes of this clause (b)(i)), and (ii) continuing until, for each day during any period of three consecutive calendar months, no Event of Default has existed and Availability has been greater than $30,000,000 at all times, or (c) for purposes of Section 10.3.2 only, any Alternate Trigger Period.

Section 2.11 Amendment to Section 7.1. Clause (i) of Section 7.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(i) All Investment Property, and all Equity Interests (and including, without limitation and for the avoidance of doubt, all Equity Interests issued by Wholesome Sweeteners, Incorporated);

Section 2.12 Amendment to Section 8.1. The first sentence of Section 8.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

By the 20th day of each month, Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month; provided, however, that from and after December 29, 2011 and continuing thereafter unless and until (a) the earlier to occur of the Reduction Date or April 15, 2012, and (b) when no Event of Default has occurred and is continuing (for the avoidance of doubt, each of clause (a) and clause (b) preceding must occur as a condition to this proviso no longer applying), on or before the third Business Day of each week, Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the last Business Day of the preceding week; provided, further, however, that if at any time Availability is $25,000,000 or less or, unless Agent otherwise agrees, if a Default then exists, Borrower Agent shall during such period deliver to Agent Borrowing Base Certificates on a weekly basis on or before the third Business Day of each week for the last Business Day of the preceding week; provided, further, however, that, if Average Availability thereafter exceeds $25,000,000 for three consecutive calendar months, Borrower Agent’s obligation to deliver Borrowing Base Certificates to Agent shall revert to monthly reporting as provided above (subject, again, to reinstatement of weekly reporting as stated in the proviso above) (any such period being referred to as a “Weekly Reporting Period”).

Section 2.13 Amendment to Section 8.3.1. The first sentence of Section 8.3.1 of the Credit Agreement is herby amended and restated to read in its entirety as follows:

Each Obligor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and Borrower Agent shall submit to Agent inventory and reconciliation reports, in form satisfactory to Agent, on or before the 20th day of each month; provided, however, that, from and after December 29, 2011 and continuing thereafter unless and until (a) the earlier to occur of the Reduction Date or April 15, 2012, and (b) when no Event of Default has occurred and is continuing (for the avoidance of doubt, each of clause (a) and clause (b) preceding must occur as a condition to this proviso no longer applying), Borrower Agent shall submit to Agent inventory and reconciliation reports, in form satisfactory to Agent, on or before the third Business Day of each second and fourth week of each month (determined as if the first week of such month is any whole or partial week which ends during such month).

Section 2.14 Amendment to Section 8.3.3. Section 8.3.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

8.3.3 Acquisition, Sale and Maintenance. No Borrower shall acquire or accept any Inventory on consignment or approval (unless such consignment or approval is consented to in writing by Required Lenders and complies with all conditions to any such consent), and shall take all steps to assure that all Inventory is produced in the U.S. in accordance with Applicable Law, including the FLSA. In addition to the reports required by Section 8.3.1, Borrower Agent shall submit to Agent reports relating to any Inventory acquired or accepted on consignment or approval and reconciliation reports, including reports showing all accounts payable due to consignors, in form and substance satisfactory to Agent, on or before the third Business Day of each week for the last Business Day of the preceding week. No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

Section 2.15 Amendment to Section 10.1.2. Clause (i) of Section 10.1.2(m) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(i) within 30 days after the end of each calendar month, or more frequently if requested by Agent during a Default or an Event of Default and upon 3 Business Days’ notice from Agent, (A) a schedule of each Borrower’s accounts receivable created since the last such schedule which (in the case of the last such schedule delivered for any month) shall be reconciled to the Borrowing Base Certificate and such Borrower’s general ledger as of such last day of the immediately preceding month, provided, however, that from and after December 29, 2011 and continuing thereafter unless and until (a) the earlier to occur of the Reduction Date or April 15, 2012, and (b) when no Event of Default has occurred and is continuing (for the avoidance of doubt, each of clause (a) and clause (b) preceding must occur as a condition to this proviso no longer applying), such roll forward accounts receivable schedule shall be delivered on or before the third Business Day of each week for the last Business Day of the preceding week, (B) if requested by Agent, information indicating, in the aggregate, the estimated amounts owing to any Farm Products Seller, (C) a schedule of Inventory which (in the case of the last such schedule delivered for any month) shall be reconciled to the Borrowing Base Certificate and the general ledger as of the end of the immediately preceding month itemizing and describing the components and quantity of all Inventory, the cost thereof, and the location thereof, provided, however, that, during any Alternate Trigger Period, such schedule shall be delivered on or before the third Business Day of each second and fourth week of each month (determined as if the first week of such month is any whole or partial week which ends during such month) for the last Business Day of the preceding week, and (D) information regarding any change in the owner or lessor of any leased premises, warehouses, processors, or other third parties from time to time in possession of any Collateral, and information regarding any change in any location where any Collateral is located, together with the address of the new location, the name, telephone number, and other appropriate contact information of the appropriate sales representative, agent, contractor, or other Person at such location, a description of the nature of the contractual arrangement at such location, and the cost of the Inventory and the net book value of Equipment and Real Estate at such location (which shall include, as necessary, an updated Schedule 8.6.1);

Section 2.16 Amendment to Section 10.2.4. Section 10.2.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

10.2.4 Distributions; Upstream Payments. Declare or make any Distributions, except (subject to the last sentence of this Section 10.2.4) (a) Upstream Payments, (b) of the Rights, (c) by Parent to redeem all issued and outstanding Rights for an aggregate consideration not to exceed $500,000 during the term of this Agreement, and (d) consisting of the issuance of common or preferred stock of Parent in accordance with the Shareholders Rights Plan (as opposed to the making or payment of any Distribution on or with respect to such stock issued or to be issued); or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or under Restrictive Agreements permitted by Section 10.2.14. Notwithstanding the foregoing (but subject to the last sentence of this Section 10.2.4), Parent may declare and pay cash dividends on its Equity Interests, and may repurchase any of its Equity Interests, if (but only if), immediately prior thereto and immediately after giving effect thereto, (i) no Default or Event of Default exists or would result therefrom, and (ii) Availability after giving effect thereto would exceed $30,000,000; provided, however, Parent may declare and pay cash dividends on its Equity Interests in an aggregate amount not to exceed $2,000,000 during any Fiscal Year if (but only if), immediately prior thereto and immediately after giving effect thereto, no Default or Event of Default exists or would result therefrom. Notwithstanding the foregoing (but subject to the last sentence of this Section 10.2.4), the preceding provisions of this Section shall not prohibit (A) the payment of any dividend by Parent within 60 days after the date of the declaration of such dividend if, at such date of declaration, the dividend so declared would have complied with the requirements of this Agreement if paid on the date of declaration thereof, or (B) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (1) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any Obligor held by any current or former officer, director or employee of any Obligor pursuant to any restricted stock agreements, restricted stock unit agreements, equity subscription agreement, stock option agreement, shareholders’ agreement or similar plan or agreement, or (2) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options; provided that the aggregate amount paid under the foregoing clauses (1) and (2) may not exceed $3,000,000 during any twelve-month period. Notwithstanding anything to the contrary contained in this Section 10.2.4, each Obligor shall not, and shall not permit any Subsidiary to, declare or make any Distributions, other than Upstream Payments, at any time during any Alternate Trigger Period.

Section 2.17 Amendment to Section 10.3.1. Section 10.3.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

10.3.1 Minimum EBITDA. Maintain, as of the last day of each Fiscal Quarter ending immediately prior to the commencement date any Trigger Period or ending during any Trigger Period, EBITDA at least equal to $20,000,000 for each period of four Fiscal Quarters ending immediately prior to such commencement date of any Trigger Period or ending during any Trigger Period.

Section 2.18 Addition of New Section 10.3.2. A new Section 10.3.2 is hereby added to the Credit Agreement immediately succeeding Section 10.3.1 thereof, which new Section 10.3.2 shall read in its entirety as follows:

10.3.2 Minimum EBITDA during Availability Block. Maintain, as of the last day of each month ending during any Trigger Period, EBITDA at least equal to the applicable amount set forth in the table attached hereto as First Amendment Schedule B and incorporated herein by reference for each period set forth in such table ending on such date during any Trigger Period.

Section 2.19 [Intentionally omitted.]

Section 2.20 Amendment to Section 11.1(g). Section 11.1(g) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(g) Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $5,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer) and the same shall remain unsatisfied, unvacated or unstayed pending appeal for a period of 30 days after the entry thereof;

Section 2.21 Amendment to Sections 12.2.1 and 14.1.4. Each of Section 12.2.1 and Section 14.1.4 of the Credit Agreement is hereby amended by deleting the phrase “Permitted Asset Disposition” and inserting in lieu thereof the phrase “an Asset Disposition permitted by Section 10.2.6”.

Section 2.22 Amendment to Section 14.1.1(d). Section 14.1.1(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(d) without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (i) alter Section 5.6, 7.1 (except to add Collateral) or 14.1.1; (ii) amend the definition of Borrowing Base (or any defined term used in such definition), Pro Rata or Required Lenders; (iii) increase any advance rate or decrease the Availability Block; (iv) release Collateral with a book value greater than $5,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (v) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release;

Section 2.23 Addition of First Amendment Schedule A and First Amendment Schedule B. Each of a new First Amendment Schedule A and a new First Amendment Schedule B is hereby added to the Credit Agreement immediately following the existing Schedules thereto, which First Amendment Schedule A and First Amendment Schedule B shall read in its entirety as set forth on First Amendment Schedule A and First Amendment Schedule B, respectively, attached hereto.

SECTION 3. CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent (except if and to the extent that any of such conditions precedent is waived in writing by Agent and Required Lenders):

(a) Agent shall have received all of the following, each in form and substance and otherwise reasonably satisfactory to Agent:

(i) Amendment. This Amendment duly executed by all parties hereto;

(ii) Fees and Expenses. Payment of all fees and expenses payable by Borrowers or the other Loan Parties (as applicable) which are due or payable on or before the Amendment Date, including, without limitation, all fees and expenses payable by Borrowers to Agent pursuant to Section 4.11 and Section 4.12 of this Amendment; and

(iii) Resolutions. Certified resolutions of the board of directors, members, managers, partners or similar governing body of each Loan Party which authorize the execution, delivery and performance of this Amendment and the other agreements, documents and instruments referred to herein to which such Loan Party is a party.

(b) All representations and warranties of any Loan Party contained in the Credit Agreement or any other Loan Document (after giving effect to this Amendment) shall be true and correct as of the date hereof as if made again on and as of the date hereof (except to the extent that such representations and warranties were expressly, in the Loan Documents, made only in reference to a specific date).

(c) No Default or Event of Default shall have occurred and be continuing (after giving effect to this Amendment).

SECTION 4. MISCELLANEOUS

Section 4.1 Representations and Warranties. Each of Obligors represents and warrants to Agent and Lenders that (a) all representations and warranties relating to such Obligor contained in the Credit Agreement or any other Loan Document (after giving effect to this Amendment) are true and correct as of the date hereof as if made again on and as of the date hereof (except to the extent that such representations and warranties were expressly, in the Loan Documents, made only in reference to another specific date, in which case they are true and correct as of such specific date), (b) no Default or Event of Default has occurred and is continuing (after giving effect to this Amendment), (c) such Obligor has all requisite power and authority to execute and deliver this Amendment, and (d) the execution and delivery of this Amendment by such Obligor has been duly authorized by all necessary corporate or other organizational action, and does not and will not violate or result in any breach or contravention of any material agreement to which such Obligor or its Property is a party or subject, any Organic Document of such Obligor or any Applicable Law. In addition, and without limiting the generality of the foregoing, each of Obligors represents and warrants to Agent and Lenders that (i) it is, as of the Amendment Date, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) each of its Organic Documents certify to Agent on May 18, 2011, remains in full force and effect without any amendment, supplement or other modification thereof or thereto.

Section 4.2 Ratifications. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and other Loan Documents are ratified and confirmed and shall continue in full force and effect. Obligors, Lenders and Agent agree that the Credit Agreement and other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law. Without limiting the generality of the foregoing, (a) each Obligor hereby agrees that the Liens granted by it to secure the Obligations shall and do continue and remain in full force and effect to secure the payment and performance of the Obligations and (b) each Guarantor hereby consents and agrees to all terms and provisions of this Amendment and hereby agrees that the Guaranty executed by it shall and does continue and remain in full force and effect to guarantee the payment and performance of the Obligations.

Section 4.3 Reference to Credit Agreement, etc. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, is hereby amended so that any reference in such Loan Document to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document.

Section 4.4 Effect of Amendment. Each Obligor hereby agrees that this Amendment shall not limit or diminish the obligations of any Borrower or other Obligor under the Credit Agreement or any other Loan Document, and reaffirms its obligations under the Credit Agreement and each of the other Loan Documents.

Section 4.5 Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.6 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANOTHER LAW (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

Section 4.7 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Obligors, Lenders and Agent and their respective successors and permitted assigns, except that none of Obligors may assign or transfer any of its rights or delegate any of its duties or obligations hereunder without the prior written consent of Agent and Required Lenders.

Section 4.8 Counterparts; Electronic Signatures. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Executed counterparts of a signature page to this Amendment may be delivered by facsimile or electronic messaging system, and if so delivered shall have the same force and effect as manually signed originals for all purposes.

Section 4.9 Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.10 Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND ALL OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO OR THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO OR THERETO.

Section 4.11 Costs and Expenses. Borrowers agree to pay all reasonable out of pocket costs and expenses of Agent and each Co-Collateral Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of counsel.

Section 4.12 Amendment Fee. Borrowers agree to pay to Agent, on the Amendment Date and for distribution pro-rata among Lenders based upon their respective Revolver Commitments, an amendment fee in the amount of $200,000.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

IMPERIAL SUGAR COMPANY

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Senior Vice President

IMPERIAL DISTRIBUTING, INC.

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Vice President

IMPERIAL-SAVANNAH LP

By:	Savannah Molasses & Specialties Company
Title:	General Partner

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Vice President

RAGUS HOLDINGS, INC.

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Vice President

GUARANTORS:

BIOMASS CORPORATION

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Vice President

DIXIE CRYSTALS FOODSERVICE, INC.

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Vice President

ICUBE, INC.

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Vice President

IMPERIAL HOLLY CORPORATION

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Vice President

IMPERIAL SWEETENER DISTRIBUTORS, INC.

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Vice President

MENU MAGIC FOODS, INC.

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Vice President

SAVANNAH FOODS INDUSTRIAL, INC.

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Vice President

SAVANNAH FOODS & INDUSTRIES, INC.

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Vice President

SAVANNAH INVESTMENT COMPANY

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Vice President

SAVANNAH MOLASSES & SPECIALTIES COMPANY

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Vice President

SAVANNAH SUGAR REFINING CORPORATION

By:	/s/ H. P Mechler
Name:	H. P Mechler
Title:	Vice President

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and a Lender

By:	/s/ Stephen J. King
Name:	Stephen J. King
Title:	Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Pamela Eskra
Name:	Pamela Eskra
Title:	Duly Authorized Signatory